UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

Transfer Technology International Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 929
Tampa, Florida 33607
(813) 600-4081
(813) 872-9597
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

Inverted Paradigms Corporation
(Former name if changed since last report)

Item 5.02	Appointment of Director

Effective January 14, 2008, Sandy W. Shultz, M.D. was elected to the Board of Directors of the Registrant.  At the present time the Registrant does not have any committees comprised of members of its Board of Directors.  However, the Registrant is organizing a Scientific Advisory Board for the purpose of advising the Board of Directors on certain scientific matters.  Dr. Shultz will also be a part of that Scientific Advisory Board.

Dr. Shultz graduated from George Washington University School of Medicine where he served as senior class president.  After completing his Internal Medicine internship at the Veterans Administration Medical Center, in Washington, D.C., Dr. Shultz completed a residency and became Chief Resident Department of Radiology at George Washington University.  In 1985 and 1986 Dr. Shultz completed a Fellowship in Vascular and Interventional Radiology.  Dr. Shultz has been published in medical journals on various topics.  Dr. Shultz currently serves as Vice Chairman in the Department of Radiology at the Brandon Regional Hospital in Brandon, Florida.  Dr. Shultz has been married for thirty years.  He and his wife, Shelley have three children and currently reside in Tampa, Florida.
SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Transfer Technology International Corp.

Dated: January 15, 2008                                                                 By: /s/ Chris Trina
                   Chris Trina
                   Chief Executive Officer